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                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            DIAMETRICS MEDICAL, INC.

     1. The name of the corporation is Diametrics Medical, Inc.

     2. The following is the full and complete text of the first paragraph of
Article 3 of the Amended and Restated Articles of Incorporation of Diametrics Medical, Inc., as amended:

          "The total number of shares of capital stock which the corporation is authorized to issue shall be 65,000,000 shares, consisting of 60,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

     3. The foregoing amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Secretary of Diametrics Medical, Inc., being duly authorized on behalf of Diametrics Medical, Inc., has executed this document on this 22nd of May, 2003.


                                                          /s/ Kenneth L. Cutler
                                                          ----------------------
                                                          Secretary

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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            DIAMETRICS MEDICAL, INC.
                            (as amended May 22, 2003)

                                ARTICLE 1. NAME

The name of the corporation is Diametrics Medical, Inc.

                          ARTICLE 2. REGISTERED OFFICE

The address of the registered office of the corporation is 2658 Patton Road, Roseville, Minnesota 55113.

                          ARTICLE 3. AUTHORIZED SHARES

1.   Authorized Shares.

The total number of shares of capital stock which the corporation is authorized to issue shall be 65,000,000 shares, consisting of 60,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

2.   Common Stock.

All shares of Common stock shall be voting shares and shall be entitled to one vote per share. Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the corporation. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time and of any distribution of the assets of the corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

3.   Preferred Stock.

The board of directors of the corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the designation and number of shares of each such class or series, and to fix the relative rights and preferences of the shares of each such class or series, all to the full extent permitted by the Minnesota Business Corporation Act, Section 302A.401, or any successor provision. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

     (a) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (b) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the corporation;

     (c) are entitled to a preference with respect to any distribution of assets of the corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital

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     stock of the corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

     (d) are redeemable or exchangeable at the option of the corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (e) are entitled to the benefits of such sinking fund, if any, as is required to be established by the corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

     (f) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (g) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (h) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

     (i) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the corporation in connection with the issuance of such class or series, all to the full extent permitted by the Minnesota Business Corporation Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the corporation.

                         ARTICLE 4. NO CUMULATIVE VOTING

     There shall be no cumulative voting by the shareholders of the corporation.

                         ARTICLE 5. NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the corporation.

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                     ARTICLE 6. WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                         ARTICLE 7. DIRECTOR LIABILITY

     To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE 8.

     The Board of Directors shall have the power, to the extent permitted by law, to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to adopt, amend or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed only by the affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote.

     The number of directors shall be no less than three nor more than twenty and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least 80% of the outstanding shares of Common Stock entitled to vote. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes of directors as equally as possible as shall be determined by the Board of Directors or by the holders of at least 80% of the outstanding shares of Common Stock entitled to vote. The affirmative vote of shareholders holding at least 80% of the outstanding shares of Common Stock entitled to vote at an election of directors may remove any or all of the directors from office at any time, with or without cause.

     Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 80% of outstanding shares of Common Stock entitled to vote shall be required to amend or repeal all or any portion of this Article 8; provided, however, that if the Continuing Directors shall by majority vote of all Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Common Stock, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding Common Stock entitled to vote.

     The term "Common Stock" shall mean the Common Stock, par value $.01 per share, of the corporation.

     The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with a Controlling Person and was a member of the Board prior to the time that the Controlling Person became a Controlling Person, and any successor of a Continuing Director who is unaffiliated with a Controlling Person and is recommended or elected to succeed a Continuing Director by a majority of all Continuing Directors.

     The term "Controlling Person" shall mean any Person who beneficially owns a number of shares of Common Stock, whether or not such number includes shares not then issued, which exceeds a number equal to ten percent of the outstanding shares of Common Stock.

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     The term "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization and any other entity or group.

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